Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	May 28, 2008
BUTLER NATIONAL'S CONTRACT TO MANAGE CASINO APPROVED AND FORWARDED BY KANSAS LOTTERY COMMISSION TO LOTTERY GAMING FACILITY REVIEW BOARD

Olathe, Kansas May 28, 2008 - Butler National Corporation (OTC Bulletin Board "BUKS") reports that is subsidiary Butler National Service Corporation, a recognized provider of professional management services in the gaming industry, received approval from the Kansas Lottery Commission of its management proposal and contract for the Southwest Gaming Zone. The Lottery Commission directed the Executive Director of the Kansas Lottery, on behalf of the State of Kansas, to forward the Management Contract with Butler National Service Corporation to the Lottery Gaming Facility Review Board.

Butler National is one of two applicants proposing to manage the Ford County/Southwest Gaming Zone Casino forwarded to the Review Board. The Contract does not become effective until approved by the Lottery Gaming Facility Review Board and the Kansas Racing and Gaming Commission. This approval could be in December 2008.

The Boot Hill Casino and Resort plan is to have 800 slot machines and 20 table games. The plan includes a 124-room luxury hotel, a spa, restaurants, and a 500 seat conference center/entertainment venue implemented in a phased approach. The estimated project cost is $92.9 million.

The estimated average net machine income per day is $180. The estimated average net table income per unit per day is $671. The State of Kansas will receive 27% of the gaming revenue with additional incentives based on casino performance.

"We are excited to move to the next step in this process. The Lottery Gaming Facility Review Board must now make important decisions for the future of Kansas. We are convinced that Butler National Service Corporation is the best applicant to manage a destination casino known as the Boot Hill Casino and Resort in the Southwest Gaming Zone. We understand the needs of western Kansas. As the destination casino manager, we will best serve the interests of Dodge City, Wild West Country and the state of Kansas," commented Clark D. Stewart, President and CEO.

Our Business:

Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing/Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Hawker/Beechcraft business aircraft.  Services include electronic monitoring of water pumping stations, temporary employee services, Indian gaming services and administrative management services.

Forward-Looking Information:

There is no assurance that Butler National will be awarded a contract to manage a state-owned facility. Kansas Senate Bill 66 provides for a fairly complex applicant review and selection process. Butler National plans to use its best efforts to acquire rights to manage a gaming facility on behalf of the State of Kansas.

The information set forth above may include "forward-looking" information as outlined in the Private Securities Litigation Reform Act of 1995. The Cautionary Statements and Risk Factors, filed by the Company as Exhibit 99 to the Company's Annual Report on Form 10-K and Section 1A of Form 10-K, are incorporated herein by reference and investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

Reference Information:

The Lottery Commission forwarded ten signed contracts of developers seeking to become lottery gaming facility managers in Kansas to the Lottery Gaming Facility Review Board. Information about the contracts approved by the Lottery Commission is available on the Kansas Lottery internet site under the respective gaming zones at www.kslottery.net.

FOR MORE INFORMATION CONTACT:
Craig D. Stewart, Investor Relations
Butler National Corporation
19920 W. 161st Street
Olathe, KS 66062

Jim Drewitz, Public Relations

Creative Options Communications
jim@jdcreativeoptions.com

Phone: (214) 498-7775 Phone: (913) 780-9595 Fax: (913) 780-5088 Phone: (830) 669-2466
For more information, please visit the Company web site: www.butlernational.com -End-